Exhibit 99(c)

Household Finance Corporation
Household Receivables Funding, Inc. III
Household Credit Card Master Note Trust I, Series 2001-2


Original Class A Principal                     500,000,000.00
Number of Class A Bonds (000's)                    500,000.00
Original Class B Principal                      43,807,000.00
Number of Class B Bonds (000's)                     43,807.00


Distribution Date                                                   2002 Totals

CLASS A
-------
Class A Principal Distributions                                             0.00
Class A Interest                                                    9,535,160.28


CLASS B
-------
Class B Principal Distributions                                             0.00
Class B Interest                                                      948,362.57